3993 Howard Hughes Parkway Suite 600 Las Vegas, Nevada 89169

Our File Number:   50668-00001

May 3, 2010

ChinaNet Online Holdings, Inc.
No. 3 Min Zhuang Road, Building 6
Yu Quan Hui Gu Tuspark
Haidian District
Beijing, PRC 100195

Re:           ChinaNet Online Holdings, Inc.

Ladies and Gentlemen:

We have acted as special Nevada counsel for ChinaNet Online Holdings, Inc., a Nevada corporation (the “Company”), with respect to certain corporate matters in connection with Post-Effective Amendment No. 2 to the Form S-1 Registration Statement (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (a) 120,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), offered by the selling stockholders identified in the Registration Statement (the “Issued Shares”), (b) 4,121,600 shares of the Company’s Common Stock (the “Conversion Shares”) issuable upon conversion of the Company’s 10% Series A Convertible Preferred Stock (the “Preferred Stock”), and (c) 4,121,600 shares of the Company’s Common Stock (the “Warrant Shares”) issuable upon exercise of warrants to purchase the Company’s Common Stock (the “Warrants”).

In rendering the opinion as set forth below, we have assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the factual statements contained in all of such documents; (f) the legal, valid and binding effect of all such documents on the other parties thereto; and (g) that the Company will act in accordance with its representations and warranties as set forth in the Registration Statement.

We have also examined originals or copies of certain corporate documents or records of the Company as described below:

(a)	The Registration Statement;
(b)
The Articles of Conversion and Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 2, 2006, the Certificate of Amendment filed with the Nevada Secretary of State on February 9, 2007, the Certificate of Amendment filed with the Nevada Secretary of State on June 1, 2007, the Articles of Merger filed with the Nevada Secretary of State on July 14, 2009, and the Certificate of Designation filed with the Nevada Secretary of State on August 21, 2009;

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May 3, 2010 Page 2

(c)	The Bylaws of the Company dated October 2, 2006;
(d)	The Resolutions of the Sole Director of the Company dated June 15, 2009; and
(e)	The Written Consent of the Directors of the Company dated August 18, 2009.

We have also reviewed such other matters of law and examined and relied upon such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed.

Based upon such examination, and subject to the qualifications and limitations contained herein, it is our opinion that the Issued Shares are validly issued, fully paid and non-assessable, that the Conversion Shares, when issued in the manner provided for in the Registration Statement, will be validly issued, fully paid and non-assessable, and that the Warrant Shares, when issued in the manner provided for in the Registration Statement, will be validly issued, fully paid and non-assessable.

We express no opinion regarding the effect of any state or federal securities laws on the shares described in the Registration Statement or on any shares or options issued by the Company including, without limitation, the following acts or laws:

(a)	The Securities Act of 1933;
(b)	The Securities Exchange Act of 1934;
(c)	The Investment Company Act of 1940;
(d)	The Investment Advisers Act of 1940;
(e)	The Employee Retirement Income Security Act of 1974;
(f)	The National Housing Act; or
(g)	The Commodity Exchange Act.

It is our understanding that the Company has retained the law firm of Loeb & Loeb LLP to represent it with respect to the Registration Statement with respect to matters of U.S. federal securities laws.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada or consulted with members of this firm who are admitted in any other jurisdictions other than Nevada with respect to the laws of any other jurisdiction. Accordingly, the opinions we express herein are limited to matters involving Nevada law.

We consent to the reference to us under the heading “Legal Matters” in the Registration Statement and consent to the filing of this opinion as Exhibit 5.1 thereto.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Securities Act.

May 3, 2010 Page 3

Sincerely yours, /s/ Lewis and Roca LLP LEWIS AND ROCA LLP